UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Ms. Janet L. Weiss and Mr. Maurice S. Smith were elected as members of our Board of Directors effective February 22, 2023. Ms. Weiss retired as President of BP Alaska in 2020, after a 35-year career in the oil and gas industry. Mr. Smith is the President and Chief Executive Officer of Health Care Service Corporation, one of the largest health insurers in the United States. There are no arrangements or understandings between either Ms. Weiss or Mr. Smith and any other persons pursuant to which either of Ms. Weiss or Mr. Smith were elected as Directors. The Board will appoint Ms. Weiss and Mr. Smith to Committees of the Board in May. There are no related party transactions between Halliburton and either of Ms. Weiss or Mr. Smith.

Ms. Weiss and Mr. Smith will each participate in the compensation arrangements for non-management Directors as described in our Proxy Statement filed April 5, 2022. Ms. Weiss and Mr. Smith will each receive an initial equity award of restricted stock units (“RSUs”) equal to a pro-rated amount of the annual equity award granted to our Directors of $185,000. Each RSU represents the right to receive a share of our common stock on a future date as provided in the award agreement. The factor used to determine the prorated award is the number of whole months of service from the beginning of the month in which a Director is first elected to the following first of December, divided by twelve. The number of RSUs awarded is then determined by dividing the prorated award amount by the average of the closing price of our common stock on the New York Stock Exchange on each business day during the month immediately preceding the Director’s election to the Board. Based on this formula, Ms. Weiss and Mr. Smith will each receive an initial award of 3,807 RSUs.

We entered into indemnification agreements with each of Ms. Weiss and Mr. Smith on February 22, 2023. The indemnification agreement provides that, subject to certain exceptions and limitations set forth therein, we will indemnify and advance certain expenses to the Director to the fullest extent, and only to the extent, permitted by applicable law in effect as of the date of the agreement and to such greater extent as applicable law may thereafter from time to time permit. The foregoing description of the indemnification agreement is only a summary and is subject to and qualified in its entirety by the provisions of the Form of Indemnification Agreement for Directors (first elected after January 1, 2013), which is incorporated by reference to Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Indemnification Agreement for Directors (first elected after January 1, 2013) (incorporated by reference to Exhibit 10.1 of Halliburton’s Form 8-K filed March 22, 2013, File No. 001-03492).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: February 23, 2023	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and Assistant Secretary